UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 14, 2005

Summus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 Fayetteville Street Suite 600 Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e -4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See disclosure in Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, the Board of Directors of Summus, Inc. appointed Richard B. Ruben to the Board. Mr. Ruben was nominated to the Board of Directors pursuant to an agreement by and between Summus and LAP Summus Holdings LLC ("LAP") dated as of November 18, 2005, in connection with the private placement of Summus’ 6% Senior Secured Convertible Debentures (the “Senior Debentures”). Summus agreed that on the written request of LAP, it would use its best efforts to cause a person of LAP’s selection to be elected to the Board and thereafter remain on the Board of Directors for so long as LAP owns its Senior Debentures or owns or has the right to acquire at least ten percent of the shares to which LAP immediately had the right to acquire after issuance of the Senior Debentures. Mr. Ruben is expected to be named to the Audit Committee of the Board of Directors.

On November 28, 2005, Summus entered into a consulting agreement with Mr. Ruben in which he agreed to assist Summus and its management with identifying and evaluating potential acquisition targets. This consulting agreement is for three months. Pursuant to the consulting agreement, Mr. Ruben will receive (1) $15,000 a month for the term of the agreement, (2) options to purchase 25,000 shares of Summus common stock at an exercise price of $2.20 per share, such options to vest at the rate of 1/12 monthly on the monthly anniversary date of the consulting agreement, (3) $15,000 upon the closing of each acquisition worked on by Mr. Ruben on behalf of Summus if such acquisition closes, and (4) (i) 25,000 shares of Summus common stock upon the closing of each acquisition (if such acquisition closes) worked on by Mr. Ruben in which the total purchase price paid by Summus exceeds $10,000,000 or (ii) 12,500 shares of Summus common stock upon the closing of each acquisition worked on by Mr. Ruben in which the total purchase price paid by Summus is less than $10,000,000.

Item 9.01.     Financial Statements and Other Exhibits.

Exhibit No.	Description

4.1	Consulting Agreement by and between Summus and Richard Ruben dated as of November 28, 2005.
4.2*	Letter Agreement between Summus and LAP Summus Holdings LLC dated as of November 18, 2005 (Exhibit 4.10 to Summus' Current Report on Form 8-K filed as of November 22, 2005)
99.1	Press Release issued by Summus dated December 20, 2005, announcing appointment of Richard B. Ruben as a Director of Summus.
_________
*    Incorporated by reference

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMUS, INC.

Date: December 20, 2005	By:	/s/ Donald T. Locke
Donald T. Locke
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Consulting Agreement by and between Summus and Richard Ruben dated as of November 28, 2005.
4.2*	Letter Agreement between Summus and LAP Summus Holdings LLC dated as of November 18, 2005 (Exhibit 4.10 to Summus' Current Report on Form 8-K filed as of November 22, 2005)
99.1	Press Release issued by Summus dated December 20, 2005, announcing appointment of Richard B. Ruben as a Director of Summus.
_________
*    Incorporated by reference

4